UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Healthcare Business Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56214	84-3639946
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

718 Thompson Lane, Suite 108-273 Nashville, TN	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 615-856-5542

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2022, Healthcare Business Resources Inc. (the “Company”) issued to Joel Arberman (the “Lender”) a Secured Convertible Promissory Note in the aggregate principal amount of $100,000 (the “Note”) whereby pursuant to the Note the Lender established for a period extending twelve months from the date of execution of the Note and terminating on July 1, 2023 (the “Maturity Date”) a revolving line of credit (the “Credit Line”) in the principal amount of One Hundred Thousand Dollars ($100,000.00). Interest on the Note will accrue at a rate of 8.0% per annum, beginning on July 1, 2022 until the principal amount and all accrued but unpaid interest shall have been paid or converted into shares of Company common stock. Interest shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of the Note. The outstanding principal and interest on the note is due and payable on the Maturity Date. To secure the obligations under the Note, Stephen Epstein, the Company’s chief executive officer, granted to the Lender a security interest in all of his shares of common stock in the Company, consisting of 11,000,000 shares of common stock, pursuant to a separate stock pledge, security and guarantee agreement (“Stock Pledge Agreement”) executed by Mr. Epstein in favor of the Lender.

The Note contains customary representations, warranties and covenants of the Company and the Lender.

Any request for an advance under the Credit Line (“Advance”) may be made from time to time and any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed One Hundred Thousand Dollars ($100,000.00). Funds obtained pursuant to the Note shall be used to pay expenses approved by the Lender.

The Note also confers certain rights to the Lender including the right to appoint two members to the Company’s Board of Directors as long as there is any outstanding balance due on the Note, and no change shall be made to the number of members of the Board of Directors without the approval of the two members appointed by the Lender. As of the date of this Report on Form 8-K, this right has not yet been exercised by the Lender. The Lender also has a conversion right, as described below.

The Note contains customary events of default, as defined in the Note (each, an “Event of Default”). If any Event of Default occurs, then, at any time thereafter and while such Event of Default is continuing, the Lender may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of the Note and until the Default Redemption Amount (as defined in the Note) (together with late charges thereon) is paid in full pursuant to and in accordance with the terms set forth in the Note, the outstanding balance (together with any late charges thereon), may be converted, subject to certain exceptions, in whole or in part from time to time, at the election of the Lender, into the Company’s common stock pursuant to the conversion terms of the Note. The principal amount of the Note and any accrued interest thereon may be converted, in whole or in part, into shares of common stock of the Company at a conversion price of $.01 per share. Assuming full conversion of the entire principal amount of the Note and accrued interest on the Maturity Date (excluding any late charges or other potential costs or fees), the Company anticipates that it would issue 10,832,800 shares of Company common stock upon a conversion.

The foregoing descriptions of the Note and the Stock Pledge Agreement are not intended to be complete and are qualified in their entirety by the full text of the Note, a copy of which is attached hereto as Exhibit 4.1, and the Stock Pledge Agreement, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

The Company offered and sold the Note to the Lender in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

2

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Promissory Note dated July 1, 2022
10.1	Stock Pledge Agreement dated July 1, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE BUSINESS RESOURCES INC.

Dated: July 6, 2022	By:
	Name:	Stephen Epstein
	Title:	Chief Executive Officer and Chief Financial Officer

4